Exhibit 24.1

OLYMPIC STEEL, INC.
REGISTRATION STATEMENT ON FORM S-3
POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each of the undersigned directors and officers of Olympic Steel, Inc., an Ohio corporation (the “Registrant”), does hereby constitute and appoint Michael D. Siegal, Richard T. Marabito and Richard A. Manson, or any of them, each acting alone, as the true and lawful attorney-in-fact or attorneys-in-fact for each of the undersigned, with full power of substitution and resubstitution, and in the name, place and stead of each of the undersigned, to execute and file with the Securities and Exchange Commission under the Securities Act of 1933 (the “Securities Act”) one or more registration statements on Form S-3 relating to the registration of the Registrant’s equity and debt securities, with any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements or any additional registration statement filed pursuant to Rule 462 promulgated under the Securities Act, with full power and authority to do and perform any and all acts and things whatsoever required, necessary, appropriate or desirable to be done in the premises, hereby ratifying and approving the acts of said attorneys and any of them and any such substitute.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

Executed as of this 27th day of May, 2022.

/s/ Michael D. Siegal	/s/ David A. Wolfort
Michael D. Siegal Executive Chairman of the Board and Director	David A. Wolfort Director

/s/ Richard T. Marabito	/s/ Richard P. Stovsky
Richard T. Marabito Chief Executive Officer and Director	Richard P. Stovsky Director

/s/ Richard A. Manson	/s/ Dirk A. Kempthorne
Richard A. Manson Chief Financial Officer	Dirk A. Kempthorne Director

/s/ Arthur F. Anton	/s/ Idalene F. Kesner
Arthur F. Anton Director	Idalene F. Kesner Director

/s/ Vanessa Whiting	/s/ Michael G. Rippey
Vanessa Whiting Director	Michael G. Rippey Director